EXHIBIT 99.1

Aptose Appoints Fletcher Payne Chief Business Officer, Expanding his Executive Role

SAN DIEGO and TORONTO, Nov. 30, 2023 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral targeted agents to treat hematologic malignancies, today announced the appointment of Fletcher Payne to Chief Business Officer, in addition to his role as Senior Vice President, Chief Financial Officer.

With a healthcare tenure of more than 25 years, Mr. Payne has held several CFO and senior management positions at biotech companies in addition to finance and accounting roles, and has overseen legal, corporate development and licensing functions. During his career, he has executed a wide array of business transactions totaling more than $3.7 billion, with healthcare focus in clinical testing, oncology, neurological, and orphan diseases indications.

“Fletcher’s financial and business oversight has proven to be instrumental as we continue to evolve our business and operations strategies,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer. “He brings the strategic leadership necessary at a time of significant opportunity for Aptose.”

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage oral kinase inhibitors under development for hematologic malignancies: tuspetinib (HM43239), an oral, myeloid kinase inhibitor being studied as monotherapy and in combination therapy in the APTIVATE international Phase 1/2 expansion trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib (CG-806), an oral, dual lymphoid and myeloid kinase inhibitor in Phase 1 a/b stage development for the treatment of patients with relapsed or refractory hematologic malignancies. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others, the risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward- looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
Corporate Communications & Investor Relations	617-430-7576
201-923-2049	Daniel@LifeSciAdvisors.com
spietropaolo@aptose.com